UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5th Floor, 1177 Avenue of Americas, New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(604)-314-9293

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLXX	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Blox Inc. had made a strategic investment in Ashanti Sankofa Inc. (“ASI”). Blox previously held 9.02% of ASI’s issued and outstanding shares. As a result of the recent private placement which closed on February 5, 2021, in which Blox acquired an additional 2,500,000 units of ASI, it now holds 12.54% of ASI. Each unit was acquired at a cost of CDN$0.02 per unit, with each unit consisting of one common share and one share purchase warrant. Each warrant is exercisable at CDN$0.05 for one additional common share for a term of 3 years.

Blox was able to fund its investment in ASI through a loan advanced by Waratah Capital Ltd. in the amount CDN$50,000, provided for the purpose of participating in the private placement.

Blox and ASI share common directors and jointly use the services of Scott Taylor Ltd – a Ghanaian based West African Mining services company. Both companies have gold mining interests in West Africa, and also utilize the services of many of the same professional service providers around the world.

Management of Blox is of the view that these initial investments will foster the possibility of a future strategic alliance between the companies given their synergies in operations and direction. Both companies currently have the same major shareholder, Waratah Capital Ltd.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2021, Blox Inc. appointed Tony Picket to become a Non-Executive Director and Chairman of our Company.

Tony Pickett - Non-Executive Director and Chairman

Mr Anthony (Tony) Pickett was born in the UK in February 1948. He spent his early life in Kenya, and in 1974, settled in New Zealand. In 1979 he was admitted to the New Zealand Institute of Management .Tony moved to Australia in 1988. Since then, he has been involved with the mining industry as a consultant, supporting an ERP system for mining clients, and in 1998 joined Waratah Investments Ltd as Chief Operating Officer, and is now an Officer or Director of Waratah’s many subsidiaries.

Tony joined the board of Armadillo Resources Ltd as a non-executive Director from 2011 to 2013, and then joined the board of Mediterranean Resources Ltd as a non-executive Director from 2014 to 2015. He joined the board of Ashanti Sankofa Inc as a non-executive Director in Q3 of 2020.

Tony brings a wealth of knowledge of the mining industry to the board, including project funding methods, acquisition of concessions and their associated deals, and Royalty agreements. He also has an in-depth knowledge of the Mining Acts in Ghana and Guinea. Our company believes that Mr. Pickett’s professional background experience give him the qualifications and skills necessary to serve as a director of our company.

Item 8.01	Other Events

Blox has extended the term of 87,543,750 outstanding warrants (the “Warrants”). The Warrants were issued pursuant to a previous private placement and are exercisable at the price of $0.05. The Warrants are currently set to expire on February 27, 2021. We have extended the exercise term of the “Warrants for one additional year to February 27, 2022. The exercise price of the Warrants remains at $0.05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2021

Blox, Inc.

/s/ Ronald Renee
Ronald Renne
Chairman